Exhibit 99.1
NEWS RELEASE

August 4, 2026	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Silver Spring, MD
URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS
Silver Spring, MD: - Urban One, Inc. (NASDAQ: UONEK and UONE, referred to as, “Urban One,” the “Company”, “we”, “our” and/or “us”) today reported its results for the three months ended June 30, 2026. For the three months ended June 30, 2026, net revenue was approximately $85.8 million, a decrease of 6.4% from the same period in 2025. The Company reported operating loss of approximately $11.2 million for the three months ended June 30, 2026, compared to operating loss of approximately $120.7 million for the three months ended June 30, 2025. Broadcast and digital operating income(1) was approximately $22.2 million for the three months ended June 30, 2026, a decrease of $3.5 million from the same period in 2025. Net loss was approximately $7.1 million or $(1.58) per share (basic) for the three months ended June 30, 2026, compared to net loss of $77.9 million or $(17.41)(a) per share (basic) for the same period in 2025. Adjusted EBITDA(2) was approximately $11.7 million for the three months ended June 30, 2026, compared to approximately $14.0 million for the same period in 2025.
Alfred C. Liggins, III, Urban One’s CEO and President stated, “We saw some sequential improvement in the second quarter compared to the first quarter, with lower rates of revenue decline. Cable Television was down 7.4%, Digital was down 8.4%, Radio was down 3.9%, and Reach Media dropped by 10.6%. In Radio, our Miller Kaplan local Radio revenues were down 10.1% year-over-year vs. the market down 7.8%; and national was down 1.5% vs. the market down 4.6%. Including local digital, second quarter Radio revenue was down 4.9%. We did approximately $1.4 million in gross political advertising in the second quarter. Radio third quarter is pacing down 2.8%. We remain in a turnaround situation at Reach Media, where we continue to be impacted by a weak marketplace, key client attrition and sales team re-building. We continue to closely manage cash flows from operations, with concerted efforts to collect receivables and manage discretionary vendor spend. During the three months ended June 30, 2026, the Company repurchased approximately $23.5 million of its 2031 Second Lien Notes at a weighted average price of approximately 42.0% of par. Year-to-date, that is a total reduction in long-term debt of $60.2 million for an annual interest savings of $4.6 million and an increase in short-term debt of $10.0 million. During the quarter we completed the disposition of WLNK and WMXG in Charlotte. Our revised Adjusted EBITDA(2) guide for 2026 is now in the mid-fifty-million dollar range, given the realities of the current marketplace."

PAGE 2 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS	(In thousands, except share data)		(In thousands, except share data)
NET REVENUE	$85,757	$91,631	$163,408	$183,866
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	29,774	28,647	59,779	59,245
Selling, general and administrative, excluding stock-based compensation	45,201	49,493	88,684	99,598
Stock-based compensation	1,680	574	1,881	1,250
Depreciation and amortization	6,184	3,523	12,361	5,838
Impairment of goodwill, intangible assets and long-lived assets	14,157	130,078	14,157	136,521
Total operating expenses	96,996	212,315	176,862	302,452
Operating loss	(11,239)	(120,684)	(13,454)	(118,586)
INTEREST AND INVESTMENT INCOME	—	616	8	1,582
INTEREST EXPENSE	(2,070)	(9,704)	(6,477)	(20,628)
GAIN ON SALE OF BUSINESS	4,671	—	4,671	—
GAIN ON RETIREMENT OF DEBT	—	30,297	2,080	41,884
OTHER (EXPENSE) INCOME, NET	(43)	124	(51)	316
Loss before benefit from income taxes	(8,681)	(99,351)	(13,223)	(95,432)
BENEFIT FROM INCOME TAXES	1,703	21,382	3,144	5,724
NET LOSS	(6,978)	(77,969)	(10,079)	(89,708)
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	95	(67)	73	(64)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,073)	$(77,902)	$(10,152)	$(89,644)

Weighted-average shares outstanding - basic(3, a)	4,470,542	4,473,831	4,460,275	4,476,828
Weighted-average shares outstanding - diluted(4, a)	4,470,542	4,473,831	4,460,275	4,476,828
(a) Weighted-average shares outstanding used in the computation of basic and diluted net loss to common stockholders per share have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.

PAGE 3 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS
Detailed segment data for the three and six months ended June 30, 2026 and 2025 is presented in the following tables:

	Three Months Ended June 30, 2026
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$85,757	$35,276	$4,754	$9,397	$37,121	$(791)
Less/(add):
Programming and technical	29,774	10,910	3,203	3,127	12,704	(170)
Sales and marketing	24,982	11,641	1,905	5,858	5,913	(335)
General and administrative	20,219	6,724	673	514	4,299	8,009
Add back:
Severance-related costs	85	51	—	10	—	24
Other costs	856	236	—	—	—	620
Adjusted EBITDA(2)	$11,723	$6,288	$(1,027)	$(92)	$14,205	$(7,651)

	Three Months Ended June 30, 2025
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$91,631	$36,693	$5,315	$10,254	$40,070	$(701)
Less/(add):
Programming and technical	28,647	9,993	3,178	3,267	12,372	(163)
Sales and marketing	28,310	13,389	3,053	6,572	5,831	(535)
General and administrative	21,183	6,373	735	561	3,811	9,703
Add back:
Other costs	469	—	—	—	—	469
Adjusted EBITDA(2)	$13,960	$6,938	$(1,651)	$(146)	$18,056	$(9,237)

PAGE 4 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS

	Six Months Ended June 30, 2026
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$163,408	$65,811	$9,614	$16,185	$73,154	$(1,356)
Less/(add):
Programming and technical	59,779	22,516	6,286	6,168	25,150	(341)
Sales and marketing	48,798	22,159	3,546	10,486	13,317	(710)
General and administrative	39,886	13,365	1,409	1,001	7,538	16,573
Add back:
Severance-related costs	219	99	72	16	—	32
Other costs	1,215	237	—	—	—	978
Adjusted EBITDA(2)	$16,379	$8,107	$(1,555)	$(1,454)	$27,149	$(15,868)

	Six Months Ended June 30, 2025
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$183,866	$69,303	$11,168	$20,466	$84,263	$(1,334)
Less/(add):
Programming and technical	59,245	21,286	6,546	6,454	25,281	(322)
Sales and marketing	57,386	24,935	5,178	13,359	14,927	(1,013)
General and administrative	42,212	13,423	1,761	745	7,406	18,877
Add back/(deduct):
Severance-related costs	219	77	114	3	(1)	26
Other costs	1,575	50	1	1	—	1,523
Adjusted EBITDA(2)	$26,817	$9,786	$(2,202)	$(88)	$36,648	$(17,327)

PAGE 5 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
PER SHARE DATA - basic and diluted:	(In thousands, except per share data)		(In thousands, except per share data)
Net loss attributable to common stockholders (basic)(a)	$(1.58)	$(17.41)	$(2.28)	$(20.02)
Net loss attributable to common stockholders (diluted)(a)	$(1.58)	$(17.41)	$(2.28)	$(20.02)

Broadcast and digital operating income(1)	$22,152	$25,664	$37,016	$48,680
Broadcast and digital operating income(1) reconciliation:
Net loss attributable to common stockholders	$(7,073)	$(77,902)	$(10,152)	$(89,644)
Add back/(deduct) certain non-broadcast and digital operating income items included in net loss:
Interest and investment income	—	(616)	(8)	(1,582)
Interest expense	2,070	9,704	6,477	20,628
Benefit from income taxes	(1,703)	(21,382)	(3,144)	(5,724)
Corporate selling, general and administrative expenses(b)	11,370	12,173	22,071	23,657
Stock-based compensation	1,680	574	1,881	1,250
Gain on sale of business	(4,671)	—	(4,671)	—
Gain on retirement of debt	—	(30,297)	(2,080)	(41,884)
Other expense (income), net	43	(124)	51	(316)
Depreciation and amortization	6,184	3,523	12,361	5,838
Net income (loss) attributable to non-controlling interests	95	(67)	73	(64)
Impairment of goodwill, intangible assets and long-lived assets	14,157	130,078	14,157	136,521
Broadcast and digital operating income(1)	$22,152	$25,664	$37,016	$48,680

Adjusted EBITDA(2)	$11,723	$13,960	$16,379	$26,817
Adjusted EBITDA(2) reconciliation:
Net loss attributable to common stockholders	$(7,073)	$(77,902)	$(10,152)	$(89,644)
Interest and investment income	—	(616)	(8)	(1,582)
Interest expense	2,070	9,704	6,477	20,628
Benefit from income taxes	(1,703)	(21,382)	(3,144)	(5,724)
Depreciation and amortization	6,184	3,523	12,361	5,838
EBITDA(2)	(522)	(86,673)	5,534	(70,484)
Stock-based compensation	1,680	574	1,881	1,250
Gain on sale of business	(4,671)	—	(4,671)	—
Gain on retirement of debt	—	(30,297)	(2,080)	(41,884)
Other expense (income), net	43	(124)	51	(316)
Net income (loss) attributable to non-controlling interests	95	(67)	73	(64)
Corporate costs(c)	856	362	1,215	1,109
Severance-related costs	85	—	219	219
Impairment of goodwill, intangible assets and long-lived assets	14,157	130,078	14,157	136,521
Loss from ceased non-core businesses initiatives	—	107	—	466
Adjusted EBITDA(2)	$11,723	$13,960	$16,379	$26,817

(a) Weighted-average shares outstanding used in the computation of basic and diluted net loss to common stockholders per share have been retroactively adjusted to reflect the 1-for-10 Reverse Stock Split that occurred on January 22, 2026.
(b) Corporate selling, general and administrative expenses consist of expenses associated with our corporate headquarters and facilities, including personnel as well as other corporate overhead functions.
(c) Corporate costs primarily include professional fees related to the material weakness remediation efforts as well as legal costs related to acquisition activities.
PAGE 6 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS

	As of June 30, 2026	As of December 31, 2025
	(In thousands)
SELECTED CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$16,202	$26,358
Intangible assets, net(a)	257,116	279,653
Total assets	551,512	592,994
Total long-term debt, net	399,298	429,742
Short-term borrowings under the asset-backed facility	20,000	10,000
Total liabilities	532,284	565,760
Total stockholders' equity	16,313	24,603
Redeemable non-controlling interests(b)	—	2,631
Non-controlling interests(c)	2,915	—
(a) Intangible assets, net include Goodwill, net, Radio Broadcasting Licenses, net, Other Intangible Assets, net, and Current Portion of Launch Assets, net.
(b) On February 25, 2026, Reach Media closed on the Put Interest increasing the Company’s interest in Reach Media to 100.0%. Reach Media paid the last of the non-controlling interest shareholders approximately $1.3 million for the 5.4% interest.
(c) Non-controlling interests represent the legal ownership of a radio station operated under a Local Programming and Marketing Agreement and Option Agreement under the variable interest entity guidance effective April 1, 2026.

	As of June 30, 2026	As of December 31, 2025
	(In thousands)
SELECTED LEVERAGE DATA:
10.500% First Lien Senior Secured Notes due 2030(a, c)	$60,600	$60,600
7.625% Second Lien Secured Notes due 2031(a, c)	235,113	291,020
7.375% senior secured notes due February 2028(b)	7,516	11,816
Total principal outstanding on long-term debt	303,229	363,436
Less: Unamortized debt issuance costs	(2,479)	(2,868)
Add: Premium(c)	98,548	69,174
Long-term debt, net	$399,298	$429,742
Short-term borrowings under the asset-backed facility	$20,000	$10,000
(a) The 2030 First Lien Notes and 2031 Second Lien Notes pay interest semiannually on April 1 and October 1 of each year in arrears.
(b) Subsequent to the effectiveness of the supplemental indenture on December 18, 2025, these notes are no longer secured. While these notes are styled as senior secured notes they are no longer secured by collateral. The 2028 Notes pay interest semiannually on February 1 and August 1 of each year in arrears.
(c) The 2030 First Lien Notes and 2031 Second Lien Notes are accounted for under Accounting Standards Codification No. 470-60, Troubled Debt Restructurings by Debtors.
During the three months ended June 30, 2026, the Company repurchased approximately $23.5 million of its 2031 Second Lien Notes at a weighted average price of approximately 42.0% of par. As the 2031 Second Lien Notes are accounted under Accounting Standards Codification No. 470-60, Troubled Debt Restructurings by Debtors, no gain was recorded. Instead, the Company recorded an additional premium of $13.6 million, which is included in long-term debt, net on the Company's consolidated balance sheets.

The Company made two additional draws of $5.0 million each for a total of $10.0 million in the second quarter of 2026, payable at an interest rate of approximately 6.75% and 6.01%. After giving effect to the outstanding $20.0 million drawdown and adjustments to account for the Borrowing Base, the Company's borrowing capacity was approximately $26.1 million as of June 30, 2026.
The Company further made an additional draw of $7.0 million in the third quarter of 2026, payable at an interest rate of approximately 6.12%. The Company repaid the May 2026 draw of $5.0 million on August 2, 2026. After giving effect to the additional draw of $7.0 million, the $5.0 million repayment, and adjustments to account for the Borrowing Base, the Company's borrowing capacity was approximately $24.1 million.
PAGE 7 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS
Dispositions and Acquisitions
In March 2026, the Company entered into agreements to sell its WMXG and WLNK-FM radio broadcasting licenses in Charlotte, North Carolina along with the associated station assets from the Radio Broadcasting segment to unrelated third parties for approximately $0.7 million and $4.2 million, respectively. FCC approval was obtained on May 13, 2026 for the WMXG station and on May 12, 2026 for the WLNK-FM station. The Company completed both sales on June 1, 2026 and recognized a gain of $4.7 million, which is included in Gain On Sale Of Business in the unaudited consolidated statement of operations for the three and six months ended June 30, 2026.
On April 28, 2026, the Company entered into an agreement to acquire Service Broadcasting Group, LLC, including radio stations KKDA and KRNB in Dallas, Texas for $22.0 million. At the same time, the Company also entered into an agreement to sell radio station KZMJ from the Radio Broadcasting segment to Fuzion Dallas, LLC for $6.0 million.
FCC approval was obtained on June 23, 2026 and the Company completed the sale of KZMJ on July 6, 2026. The Company recognized a gain of $3.2 million on the KZMJ disposition in the third quarter of 2026. FCC approval was obtained on June 26, 2026 for the Service Broadcasting Group, LLC acquisition and the acquisition was completed on July 17, 2026.
Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

PAGE 8 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS
For the three months ended June 30, 2026, we recognized approximately $85.8 million in net revenue compared to approximately $91.6 million during the three months ended June 30, 2025. These amounts are net of agency commissions. We recognized approximately $35.3 million of revenue from our Radio Broadcasting segment during the three months ended June 30, 2026, compared to approximately $36.7 million for the three months ended June 30, 2025, a decrease of approximately $1.4 million. This decrease was primarily driven by weaker overall market demand from the national and local advertisers. We recognized approximately $4.8 million of revenue from our Reach Media segment during the three months ended June 30, 2026, compared to approximately $5.3 million for the three months ended June 30, 2025, a decrease of approximately $0.5 million. This decrease was primarily driven by a decrease in syndicated revenue. We recognized approximately $9.4 million of revenue from our Digital segment during the three months ended June 30, 2026, compared to approximately $10.3 million during the three months ended June 30, 2025, a decrease of approximately $0.9 million. The decrease was primarily driven by the decrease in direct revenue streams, reflecting reduced advertising spend from diversity, equity and inclusion-focused campaigns. We recognized approximately $37.1 million of revenue from our Cable Television segment during the three months ended June 30, 2026, compared to approximately $40.1 million during the three months ended June 30, 2025, a decrease of approximately $3.0 million. The decrease was primarily driven by the churn of subscribers and lower advertising sales.
The following charts indicate the sources of our net revenues for the three and six months ended June 30, 2026:

	Three Months Ended June 30,
	2026	2025	$ Change	% Change

	(In thousands, unaudited)
Net revenue:
Radio advertising	$34,732	$38,627	$(3,895)	(10.1)%
Political advertising	1,243	254	989	*NM
Digital advertising	9,386	10,241	(855)	(8.3)%
Cable Television advertising	20,773	22,977	(2,204)	(9.6)%
Cable Television affiliate fees	16,286	17,061	(775)	(4.5)%
Event revenues & other	3,337	2,471	866	35.0%
Net revenue	$85,757	$91,631	$(5,874)	(6.4)%
*NM - Not meaningful

	Six Months Ended June 30,
	2026	2025	$ Change	% Change

	(In thousands, unaudited)
Net revenue:
Radio advertising	$66,856	$74,844	$(7,988)	(10.7)%
Political advertising	2,143	404	1,739	*NM
Digital advertising	16,170	20,452	(4,282)	(20.9)%
Cable Television advertising	39,868	48,402	(8,534)	(17.6)%
Cable Television affiliate fees	33,163	35,778	(2,615)	(7.3)%
Event revenues & other	5,208	3,986	1,222	30.7%
Net revenue	$163,408	$183,866	$(20,458)	(11.1)%
*NM - Not meaningful.

PAGE 9 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS
Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets, were approximately $75.0 million for the three months ended June 30, 2026, compared to approximately $78.1 million for the comparable period in 2025. Operating expenses were down by approximately 4.1%, driven mainly by revenue-related variable expenses such as media monitoring, traffic acquisition costs, bad debt reserve, as well as third-party professional fees.
Impairment of goodwill, intangible assets and long-lived assets was approximately $14.2 million for three months ended June 30, 2026, compared to $130.1 million for the three months ended June 30, 2025. The impairment loss of $14.2 million during the three months ended June 30, 2026 represents approximately $13.9 million goodwill impairment charge related to the Reach Media reporting unit and approximately $0.3 million impairment charge related to the long-lived asset of Reach Media.
Depreciation and amortization expense was approximately $6.2 million for the three months ended June 30, 2026, compared to approximately $3.5 million for the three months ended June 30, 2025, an increase of approximately $2.7 million. This increase is primarily driven by the Radio Broadcasting licenses amortization, which the Company started to amortize effective June 1, 2025.
Interest expense was approximately $2.1 million for the three months ended June 30, 2026, compared to approximately $9.7 million for the three months ended June 30, 2025, a decrease of approximately $7.6 million. This decrease was due to lower overall debt balances outstanding and lower effective interest rates. The Company recognizes interest expense using an effective interest rate of approximately 5.32% on the 2030 First Lien Notes, 0.15% on the 2031 Second Lien Notes, and 7.71% on the 2028 Notes for the three months ended June 30, 2026. The effective interest rates on the 2030 First Lien Notes and 2031 Second Lien Notes differ from the contractual interest payment primarily as a result of the accounting for these debt instruments under Accounting Standards Codification No. 470-60, Troubled Debt Restructurings by Debtors.
For the three months ended June 30, 2026, we recorded a benefit from income taxes of approximately $1.7 million on the pre-tax loss of approximately $8.7 million resulting in an actual effective tax rate of 19.6%. For the three months ended June 30, 2025, we recorded a benefit from income taxes of approximately $21.4 million on pre-tax loss of approximately $99.4 million resulting in an actual effective tax rate of 21.5%, which includes $6.4 million of discrete tax expense related to the change of accounting estimate for radio broadcasting licenses that impacted our valuation allowance.
Other pertinent financial information includes capital expenditures of approximately $1.7 million and $1.2 million for the three months ended June 30, 2026 and 2025, respectively. The increase in capital expenditure is driven by the build-out of a studio in the Indianapolis radio market.
Supplemental Financial Information:
For comparative purposes, the following more detailed statements of operations for the three and six months ended June 30, 2026 are included.

PAGE 10 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS

	Three Months Ended June 30, 2026
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$85,757	$35,276	$4,754	$9,397	$37,121	$(791)
OPERATING EXPENSES:
Programming and technical	29,774	10,910	3,203	3,127	12,704	(170)
Selling, general and administrative	45,201	18,365	2,578	6,372	10,213	7,673
Stock-based compensation	1,680	44	13	25	781	817
Depreciation and amortization	6,184	4,919	23	379	674	189
Impairment of goodwill, intangible assets and long-lived assets	14,157	—	14,157	—	—	—
Total operating expenses	96,996	34,238	19,974	9,903	24,372	8,509
Operating (loss) income	(11,239)	1,038	(15,220)	(506)	12,749	(9,300)
INTEREST EXPENSE	(2,070)	(2)	—	—	—	(2,068)
GAIN ON SALE OF BUSINESS	4,671	4,671	—	—	—	—
OTHER EXPENSE, NET	(43)	(43)	—	—	—	—
(Loss) income before benefit from (provision for) income taxes	(8,681)	5,664	(15,220)	(506)	12,749	(11,368)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	1,703	(1,513)	515	115	(2,790)	5,376
NET (LOSS) INCOME	(6,978)	4,151	(14,705)	(391)	9,959	(5,992)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	95	95	—	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(7,073)	4,056	(14,705)	(391)	9,959	(5,992)
Adjusted EBITDA(2)	$11,723	$6,288	$(1,027)	$(92)	$14,205	$(7,651)

PAGE 11 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS

	Three Months Ended June 30, 2025
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$91,631	$36,693	$5,315	$10,254	$40,070	$(701)
OPERATING EXPENSES:
Programming and technical	28,647	9,993	3,178	3,267	12,372	(163)
Selling, general and administrative	49,493	19,762	3,788	7,133	9,642	9,168
Stock-based compensation	574	133	23	73	201	144
Depreciation and amortization	3,523	2,278	33	393	675	144
Impairment of goodwill and intangible assets	130,078	125,187	—	4,891	—	—
Total operating expenses	212,315	157,353	7,022	15,757	22,890	9,293
Operating (loss) income	(120,684)	(120,660)	(1,707)	(5,503)	17,180	(9,994)
INTEREST AND INVESTMENT INCOME	616	—	—	—	—	616
INTEREST EXPENSE	(9,704)	(2)	(145)	—	—	(9,557)
GAIN ON RETIREMENT OF DEBT	30,297	—	—	—	—	30,297
OTHER INCOME, NET	124	108	—	—	—	16
(Loss) income before benefit from (provision for) income taxes	(99,351)	(120,554)	(1,852)	(5,503)	17,180	11,378
BENEFIT FROM (PROVISION FOR) INCOME TAXES	21,382	28,579	13	1,792	(3,693)	(5,309)
NET (LOSS) INCOME	(77,969)	(91,975)	(1,839)	(3,711)	13,487	6,069
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(67)	—	(67)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(77,902)	(91,975)	(1,772)	(3,711)	13,487	6,069
Adjusted EBITDA(2)	$13,960	$6,938	$(1,651)	$(146)	$18,056	$(9,237)

PAGE 12 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	Six Months Ended June 30, 2026
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$163,408	$65,811	$9,614	$16,185	$73,153	$(1,355)
OPERATING EXPENSES:
Programming and technical	59,779	22,516	6,286	6,168	25,150	(341)
Selling, general and administrative	88,684	35,524	4,957	11,486	20,854	15,863
Stock-based compensation	1,881	87	25	50	781	938
Depreciation and amortization	12,361	9,799	56	775	1,348	383
Impairment of goodwill, intangible assets and long-lived assets	14,157	—	14,157	—	—	—
Total operating expenses	176,862	67,926	25,481	18,479	48,133	16,843
Operating (loss) income	(13,454)	(2,115)	(15,867)	(2,294)	25,020	(18,198)
INTEREST AND INVESTMENT INCOME	8	—	—	—	—	8
INTEREST EXPENSE	(6,477)	(4)	—	—	—	(6,473)
GAIN ON SALE OF BUSINESS	4,671	4,671	—	—	—	—
GAIN ON RETIREMENT OF DEBT	2,080	—	—	—	—	2,080
OTHER (EXPENSE) INCOME, NET	(51)	(46)	—	(15)	—	10
(Loss) income before benefit from (provision for) income taxes	(13,223)	2,506	(15,867)	(2,309)	25,020	(22,573)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	3,144	(737)	657	503	(5,467)	8,188
NET (LOSS) INCOME	(10,079)	1,769	(15,210)	(1,806)	19,553	(14,385)
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	73	95	(22)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(10,152)	1,674	(15,188)	(1,806)	19,553	(14,385)
Adjusted EBITDA(2)	$16,379	$8,107	$(1,555)	$(1,454)	$27,149	$(15,868)

PAGE 13 -- URBAN ONE, INC. REPORTS FOURTH QUARTER 2025 RESULTS

	Six Months Ended June 30, 2025
	(In thousands, unaudited)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$183,866	$69,303	$11,168	$20,466	$84,263	$(1,334)
OPERATING EXPENSES:
Programming and technical	59,245	21,286	6,546	6,454	25,281	(322)
Selling, general and administrative	99,598	38,358	6,939	14,104	22,333	17,864
Stock-based compensation	1,250	241	46	158	489	316
Depreciation and amortization	5,838	3,274	67	779	1,390	328
Impairment of goodwill and intangible assets	136,521	131,630	—	4,891	—	—
Total operating expenses	302,452	194,789	13,598	26,386	49,493	18,186
Operating (loss) income	(118,586)	(125,486)	(2,430)	(5,920)	34,770	(19,520)
INTEREST AND INVESTMENT INCOME	1,582	—	—	—	—	1,582
INTEREST EXPENSE	(20,628)	(4)	(145)	—	—	(20,479)
GAIN ON RETIREMENT OF DEBT	41,884	—	—	—	—	41,884
OTHER INCOME, NET	316	108	—	—	—	208
(Loss) income before benefit from (provision for) income taxes	(95,432)	(125,382)	(2,575)	(5,920)	34,770	3,675
BENEFIT FROM (PROVISION FOR) INCOME TAXES	5,724	29,669	(3)	2,184	(7,575)	(18,551)
NET (LOSS) INCOME	(89,708)	(95,713)	(2,578)	(3,736)	27,195	(14,876)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(64)	—	(64)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(89,644)	(95,713)	(2,514)	(3,736)	27,195	(14,876)
Adjusted EBITDA(2)	$26,817	$9,786	$(2,202)	$(88)	$36,648	$(17,327)

PAGE 14 -- URBAN ONE, INC. REPORTS SECOND QUARTER 2026 RESULTS
Urban One, Inc. will hold a conference call to discuss its results for the second fiscal quarter of 2026. The conference call is scheduled for Tuesday, August 4, 2026 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free (+1) 800-715-9871; international callers may dial direct (+1) 646-307-1963. The Access Code is 3701023.
A replay of the conference call will be available from 2:00 p.m. EDT August 4, 2026 until 11:59 p.m. EDT August 11, 2026. Callers may access the replay by calling (+1) 800-770-2030; international callers may dial direct (+1) 609-800-9909. The replay Access Code is 3701023.
Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.
Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 30 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of July 31, 2026, following the Service Broadcasting Group, LLC acquisition, the Company owned and/or operated 76 independently formatted, revenue producing broadcast stations (including 59 FM or AM stations, 15 HD stations, and the 2 low power television stations the Company operates), located in 13 of the most populous African-American markets in the United States. Through Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.
Notes:
1“Broadcast and digital operating income”: The radio broadcasting industry commonly refers to “station operating income” which consists of net loss before depreciation and amortization, income taxes, interest expense, interest and investment income, non-controlling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of goodwill and intangible assets, and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill and intangible assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.
2“Adjusted EBITDA": Adjusted EBITDA consists of net (loss) income plus (1) depreciation and amortization, income taxes, interest expense, net income attributable to non-controlling interests, impairment of goodwill, intangible assets and long lived assets, stock-based compensation, gain on sale of business, (gain) loss on retirement of debt, corporate costs, non-recurring litigation settlement costs, non-recurring debt refinancing costs, severance-related costs, investment income, loss from ceased non-core business initiatives less (2) other income, net and interest and investment income. Net (loss) income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill and intangible assets, or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (Radio Broadcasting, Reach Media, Digital, and Cable Television). Business activities unrelated to these four segments are included in an “all other” category which the Company refers to as “All other - corporate/eliminations.” Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance.
3For the three months ended June 30, 2026 and 2025, Urban One had 4,470,542 and 4,473,831 shares of common stock outstanding on a weighted average basis (basic), respectively. For the six months ended June 30, 2026 and 2025 Urban One had 4,460,275 and 4,476,828 shares of common stock outstanding on a weighted average basis (basic), respectively.
4For the three months ended June 30, 2026 and 2025, Urban One had 4,470,542 and 4,473,831 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the six months ended June 30, 2026 and 2025 Urban One had 4,460,275 and 4,476,828 shares of common stock outstanding on a weighted average basis (basic), respectively.